UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2022

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of principal executive offices)		(Zip Code)

(313) 667-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2022, General Motors Company (“GM”) entered into a Fourth Amended and Restated 364-Day Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, Bank of America, N.A., as co-syndication agent, and the lenders named therein (the “Facility”). The Facility is unsecured and consists of a 364-day, $2.0 billion facility and matures on April 4, 2023.

The Facility is available to GM as well as certain of its wholly owned subsidiaries. However, GM has allocated the Facility for exclusive use by General Motors Financial Company, Inc. The Facility allows for borrowing in U.S. Dollars only.

GM has guaranteed the obligations of subsidiary borrowers under the Facility. Consistent with the terms of GM’s current revolving credit facilities, if GM fails to maintain an investment grade corporate rating from two or more of the following credit rating agencies: Fitch Ratings, Moody’s Investor Service and Standard & Poor’s, GM will be required to cause certain of its domestic subsidiaries to guarantee its obligations under the terms of the Facility.

Interest rates on obligations under the Facility are based on prevailing annual interest rates for loans bearing interest at the Term SOFR Rate or an alternative base rate, both subject to an applicable margin. This applicable margin will be based upon the credit rating assigned to the Facility or to senior, unsecured long-term indebtedness of GM.

The Facility contains representations, warranties and covenants that are typical for this type of facility. These covenants include restrictions on mergers or sales of assets and secured debt borrowings, subject to exceptions and limitations. The Facility also requires that GM maintain at least $4.0 billion in global liquidity and at least $2.0 billion in U.S. liquidity.

Certain of the lenders under the Facility and/or their affiliates have various relationships with GM and its subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services, and foreign exchange and other derivative arrangements.

The foregoing description does not constitute a complete summary of the Facility and is qualified in its entirety by reference to the text of the Facility filed herewith.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1†	Fourth Amended and Restated 364-Day Revolving Credit Agreement among General Motors Company, General Motors Financial Company, Inc., the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as syndication agent, and Bank of America, N.A., as co-syndication agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

Date: April 5, 2022	By:	/s/ John S. Kim
	Name:	John S. Kim
	Title:	Assistant Corporate Secretary